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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  VASTERA, INC.
                             A DELAWARE CORPORATION

                  (PURSUANT TO SECTIONS 228, 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

                  VASTERA, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies that:

                  DOES HEREBY CERTIFY:

                  FIRST: That this Corporation was originally incorporated pursuant to the General Corporation Law on July 25, 1996 under the name of "Export Software International, Inc."

                  SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as ANNEX A has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law by the directors and stockholders of the Corporation.

                  THIRD: That the Amended and Restated Certificate of Incorporation of this Corporation so adopted reads in full as set forth in ANNEX A attached hereto and is hereby incorporated herein by this reference.

                  IN WITNESS WHEREOF, Vastera, Inc. has caused this Amended and Restated Certificate to be signed by its duly authorized and elected President and Chief Executive Officer this ____ day of _____________________, 2000.


                                    VASTERA, INC

                                    By: _____________________________________
                                        Arjun Rishi
                                        President and Chief Executive Officer

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                                                                         ANNEX A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  VASTERA, INC


                                    ARTICLE 1

                  The name of this Corporation shall be Vastera, Inc.

                                   ARTICLE II

                  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                  A. AUTHORIZED SHARES. The aggregate number of shares that the Corporation shall have authority to issue is [110,000,000], (i) [100,000,000] shares of which shall be Common Stock, par value $0.01 per share, and [10,000,000] of which shall be Preferred Stock, par value $0.01 per share.

                  B. COMMON STOCK. Each share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

                  C. PREFERRED STOCK. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each additional series of Preferred Stock, including any designations, preferences, conversion and


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other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors.

                  The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  a. the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

                  b. whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

                  c. the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

                  d. whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class of classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  e. whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

                  f. the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

                  g. any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

                                    ARTICLE V

                  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.


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                                   ARTICLE VI

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                  Any repeal of or amendment to this Article VI shall be prospective only and shall not adversely affect any limitation on the liability of a Director of the Corporation existing at the time of such repeal or amendment.

                                   ARTICLE VII

                  To the maximum extent permitted by law, the Corporation shall fully indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding.

                  To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party to is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding.

                  The Corporation shall, if so requested by a director or officer, advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.


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                                  ARTICLE VIII

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

                  Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                    ARTICLE X

                  A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. Upon the filing of this Amended and Restated Certificate of Incorporation, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated as Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the consummation of the Company's initial public offering, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be designated by the Board of Directors or in the Bylaws of the Corporation. At each annual meeting directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

                  B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                   ARTICLE XI

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


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                                   ARTICLE XII

                  Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

                                  ARTICLE XIII

                  Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles X, XII or XIII or any provisions thereof.

                                   ARTICLE XIV

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                      * * *
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                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by the undersigned duly authorized officer of the Corporation this _____ day of _____________, 2000.


                                  VASTERA, INC.


                                  By:   _____________________________________
                                        Arjun Rishi
                                        President and Chief Executive Officer




                [SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION]